SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Consent Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Vivus, Inc.

(Name of Registrant as Specified In Its Charter)

First Manhattan Co.

First Health, L.P.

First Health Limited

First Health Associates, L.P.

First BioMed Management Associates, LLC

First BioMed, L.P.

First BioMed Portfolio, L.P.

Michael James Astrue

Jon C. Biro

Samuel F. Colin

Johannes J.P. Kastelein

David York Norton

Herman Rosenman

Rolf Bass

Melvin L. Keating

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 10, 2013, First Manhattan Co. and its affiliates (collectively, "First Manhattan") issued a press release noting the benefit of the expected modification of the Risk Evaluation and Mitigation Strategy for Qsymia but reiterating its belief that a new commercial strategy is required for Qsymia. In addition, the press release reiterated First Manhattan's intention to nominate six individuals for election to the board of directors of VIVUS at VIVUS's 2013 annual meeting of stockholders. A copy of the press release is attached as Exhibit 1.